UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 16, 2013

99 CENTS ONLY STORES LLC

(Exact name of registrant as specified in its charter)

California	1-11735	95-2411605
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4000 East Union Pacific Avenue
City of Commerce, California	90023
(Address of principal executive offices)	(Zip Code)

(323) 980-8145

(Registrant’s telephone number, including area code)

99¢ Only Stores

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)                             Departure of Directors or Certain Officers

Effective October 16, 2013, Howard Gold resigned from his positions as a director of each of 99¢ Only Stores (the “Company”) and Parent.  Mr. Gold’s resignation was not due to any disagreement with the Company or Parent on any matter relating to the operations, policies or practices of the Company or Parent.

Item 8.01                                           Other Events

On October 18, 2013, the Company converted (the “Conversion”) from a California corporation to a California limited liability company, 99 Cents Only Stores LLC (“99 LLC”).  In connection with the Conversion, each outstanding share of Class A Common Stock of the Company, par value $0.01 per share, was converted into one membership unit of 99 LLC, and each outstanding share of Class B Common Stock of the Company, par value $0.01 per share, was cancelled and forfeited.  Pursuant to the laws of the State of California, all rights and property of the Company were vested in 99 LLC and all debts, liabilities and obligations of the Company continued as debts, liabilities and obligations of 99 LLC.

On October 21, 2013, Parent completed its purchase of shares of common stock of Parent from certain former members of the Company management, Eric Schiffer, Jeff Gold and Howard Gold, and Karen Schiffer, Sherry Gold and the Gold Revocable Trust dated 10/26/2005 (collectively, the “Sellers”).  Pursuant to the Purchase Agreement, dated as of October 15, 2013, by and among Parent, the Company and the Sellers (the “Agreement”), (i) Parent purchased from each Seller all shares of Parent’s Class A common stock, par value $0.001 per share (“Class A Stock”), and all shares of Parent’s Class B common stock, par value $0.001 per share (“Class B Stock”), owned by such Seller and (ii) all options to purchase shares of Class A Stock or Class B Stock held by such Seller were cancelled and forfeited. In accordance with the terms of the Agreement, the Sellers received approximately $129.7 million in aggregate consideration.

The foregoing description of the Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Agreement.  A copy of the Agreement was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on October 16, 2013 and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

99 CENTS ONLY STORES LLC

Dated: October 22, 2013	By:	/s/ Frank Schools
Frank Schools
Senior Vice President, Chief Financial Officer